                                                                    Exhibit 99.4





                      JOHN DEERE TAX DEFERRED SAVINGS PLAN
                     FOR HOURLY AND INCENTIVE PAID EMPLOYEES








                              FINANCIAL STATEMENTS
               FOR THE YEARS ENDED OCTOBER 31, 1993, 1992 AND 1991
                                       AND
           SUPPLEMENTAL SCHEDULES FOR THE YEAR ENDED OCTOBER 31, 1993
                                       AND
                          INDEPENDENT AUDITORS' REPORT


                            * * * * * * * * * * * *

                      JOHN DEERE TAX DEFERRED SAVINGS PLAN
                     FOR HOURLY AND INCENTIVE PAID EMPLOYEES



                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

        Independent Auditors' Report . . . . . . . . . . . . . . . . . . .   2

        Financial Statements for the Years Ended
          October 31, 1993, 1992 and 1991:

            Statements of Net Assets Available for Benefits. . . . . . . .   3

            Statements of Changes in Net Assets Available
              for Benefits . . . . . . . . . . . . . . . . . . . . . . . .   4

            Notes to Financial Statements. . . . . . . . . . . . . . . . .   5

        Supplemental Schedules . . . . . . . . . . . . . . . . . . . . . .  15
              Item 27a - Schedule of Assets Held for Investment Purposes
                         at October 31, 1993
              Item 27d - Schedule of Reportable Transactions for the
                         Year Ended October 31, 1993

        Supplemental Schedules Omitted As Not Applicable:
              Item 27a - Schedule of Assets Held for Investment Purposes
                         (Investment Assets Which Were Acquired and
                         Disposed of Within the Plan Year)
              Item 27b - Schedule of Loans or Fixed Income Obligations
              Item 27c - Schedule of Leases in Default or Classified
                         as Uncollectible
              Item 27e - Schedule of Nonexempt Transactions

Deloitte &
   Touche

Two Prudential Plaza               Telephone:  (312) 946-3000
180 North Stetson Avenue           Facsimile:  (312) 946-2600
Chicago, Illinois   60601-6779


INDEPENDENT AUDITORS' REPORT

Deere & Company:

We have audited the accompanying statements of net assets available for benefits of the John Deere Tax Deferred Savings Plan for Hourly and Incentive Paid Employees as of October 31, 1993, 1992 and 1991 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of October 31, 1993, 1992 and 1991 and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 5 to the financial statements, the Plan changed its accounting for benefits payable to participants who have withdrawn from participation from the Plan and restated the 1991 and 1992 financial statements for the change.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed on page 1 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in the audits of the basic 1993 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


/s/ Deloitte & Touche
- - ---------------------


DELOITTE & TOUCHE
April 1, 1994

                      JOHN DEERE TAX DEFERRED SAVINGS PLAN
                     FOR HOURLY AND INCENTIVE PAID EMPLOYEES
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                         OCTOBER 31, 1993, 1992 AND 1991
                            (IN THOUSANDS OF DOLLARS)
- - --------------------------------------------------------------------------------



                                                        1993           1992           1991
                                                        ----           ----           ----
Assets
- - ------

Investments - at market value:
  Deere & Company common stock                       $16,891       $  9,619       $ 10,161
  Fixed rate bank and insurance contracts             52,602         41,454         31,415
  Fixed Interest Fund                                    173            182            168
  Fidelity U.S. Equity Index Portfolio                16,748         13,930         10,882
  Fidelity Puritan Fund                                5,679          1,861            633
  Fidelity Overseas Equity Fund                        2,228
  Fidelity Magellan Fund                              13,435          5,905          2,732
  Fidelity Intermediate Bond Fund                        204
  Fidelity Retirement
  Money Market Portfolio                               1,986          1,681            611
  Fidelity U.S. Government
  Reserve Pool                                         1,940          2,107            814
  Loans to participants                                  164            285
                                                    --------       --------       --------

  Total                                              112,050         77,024         57,416

Contributions receivable                                 382            256            254
Due from brokers                                         351             29
                                                    --------       --------       --------

         Total Assets                                112,783         77,309         57,670
                                                    --------       --------       --------
Liabilities
- - -----------

Due to brokers                                                                          78
                                                    --------       --------       --------
         Total Liabilities                                                              78
                                                    --------       --------       --------

Net Assets Available for Benefits                   $112,783        $77,309        $57,592
                                                    --------       --------       --------
                                                    --------       --------       --------


See Notes to Financial Statements.

                      JOHN DEERE TAX DEFERRED SAVINGS PLAN
                    FOR HOURLY AND INCENTIVE PAID EMPLOYEES
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
              FOR THE YEARS ENDED OCTOBER 31, 1993, 1992,  AND 1991
                            (IN THOUSANDS OF DOLLARS)
- - --------------------------------------------------------------------------------


                                         Year Ended          Year Ended          Year Ended
                                      October 31, 1993    October 31, 1992    October 31, 1991
                                      ----------------    ----------------    ----------------
Additions
- - ---------

Investment income:
  Dividends                               $  1,892            $  1,141            $    376
  Interest                                   3,731               3,081               2,297
                                          --------            --------            --------
    Total                                    5,623               4,222               2,673
                                          --------            --------            --------

Net appreciation (depreciation)
  in fair value of investments              13,398             (2,302)               5,511
                                          --------            --------            --------

Contributions:
  Employee                                  18,543              14,805              15,002
  Employer                                      60                  11
                                          --------            --------            --------
    Total                                   18,603              14,816              15,002
                                          --------            --------            --------

Transfer from previous
  trust account                                                  4,026
                                          --------            --------            --------
    Total                                   37,624              20,762              23,186
                                          --------            --------            --------

Deductions
- - ----------

Withdrawals                                  2,140               1,044                 687
Loan cancellations                              10                   1
                                          --------            --------            --------
   Total                                     2,150               1,045                 687
                                          --------            --------            --------

Excess of additions
  over deductions                           35,474              19,717              22,499

Net Assets Available
  for Benefits:

  Beginning of year                         77,309              57,592              35,093
                                          --------            --------            --------

  End of year                             $112,783             $77,309             $57,592
                                          --------            --------            --------
                                          --------            --------            --------


See Notes to Financial Statements.

                      JOHN DEERE TAX DEFERRED SAVINGS PLAN
                     FOR HOURLY AND INCENTIVE PAID EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED OCTOBER 31, 1993, 1992 AND 1991



(1)  DESCRIPTION OF PLAN

     The following is a general description of the John Deere Tax Deferred Savings Plan for Hourly and Incentive Paid Employees (the Plan). This description applies to each of the years for which financial statements are presented. See Note (2) for a brief description of the changes in the Plan's policies and procedures as of January 1991. For a more complete description of the Plan's provisions, participants should make reference to the Plan agreement.

     GENERAL

     The Plan was established September 1, 1987 by Deere & Company (the Company) for certain eligible employees of the Company or its participating subsidiaries. The purpose of the Plan is to provide employees a tax deferred method of savings and investment. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Expenses of the Plan are paid by the Company.

     ELIGIBILITY

     Employees are eligible to participate in the Plan if they are residents or citizens of the United States, are regular, full time employees covered by a collective bargaining agreement (or in a group to whom this Plan has been extended) and have completed at least one year of service.

     CONTRIBUTIONS

     An eligible employee may elect to become a participant under the Plan by filing a Tax Deferred Agreement (the Agreement) with the Company authorizing it to reduce the participant's compensation during the period of the employee's participation. The reduction in compensation must be not less than $10.00 nor more than $174.00 for each payroll period. Participants may amend or revoke their Agreements as of the first payroll period of the month subsequent to the filing of the appropriate forms. In addition, effective October 1, 1991, in a year in which there exists consolidated prebonus, pretax income of the Company, a Profit Sharing Contribution may be payable to a participant. In such event, a participant may elect to defer all or part of their share of such contributions (in 25 percent increments) and direct that the deferred portion be deposited to the participant's plan account at the time such profit sharing contribution is paid to the participant.

     Contributions are sent to the Plan Trustee as soon as practicable following each payroll period and are invested by the Trustee in the appropriate funds as specified by the participants. Monies may be held and invested by the Trustee in short-term investment funds until designated investments have been purchased.

     All contributions are considered tax deferred under sections 401(a) and 401(k) of the Internal Revenue Code.

     FUND ELECTIONS

     An eligible employee enrolled in the Plan may elect to invest the contributions in one or more investment funds.

     A description of the primary investments in each fund follows:

     The Deere & Company Common Stock Fund is invested in common stock of the Company.

     The Blended Interest Fund is invested in investment contracts issued by banks and insurance companies.

     The Fixed Interest Fund is invested in zero coupon bonds and high-quality fixed interest investments.

     The Fidelity U.S. Equity Index Portfolio is invested in the common stocks of the 500 companies that make up the Standard & Poor's 500 Stock Index.

     The Fidelity Puritan Fund is invested in dividend-paying common stock, preferred stock and bonds of all types and qualities paying interest.

     The Fidelity Overseas Equity Fund is invested in securities of companies located in the Americas (other than the U. S.), the Far East and Pacific Basin, and Western Europe.

     The Fidelity Magellan Fund is invested in a wide range of U.S. and foreign common stocks of all types of companies with growth potential.

     The Fidelity Intermediate Bond Fund is invested in bonds rated BBB or better with an average maturity of between three and ten years.

     The Fidelity Retirement Money Market Portfolio is invested in debt instruments maturing in one year or less, including high-quality commercial paper, certificates of deposit, repurchase agreements and bankers' acceptances.

     The Fidelity U.S. Government Reserve Pool is a short-term investment fund paying interest.

A listing of the funds and the number of participants in each fund at October 31, 1993, 1992 and 1991 follows. The number of participants shown below includes both active participants and former employees who have elected deferred distributions.


Name of Fund                                          Number of Participants
- - ------------                                          ----------------------
                                                   1993        1992        1991
                                                   ----        ----        ----
Deere & Company Common Stock Fund                 4,625       4,901       4,924
Blended Interest Fund                             4,751       4,503       4,146
Fixed Interest Fund                                  40          42          42
Fidelity U.S. Equity Index Portfolio              2,156       2,153       1,998
Fidelity Puritan Fund                             1,267         644         296
Fidelity Overseas Equity Fund                       436
Fidelity Magellan Fund                            2,025       1,313         693
Fidelity Intermediate Bond Fund                      97
Fidelity Retirement Money Market Portfolio          507         444         205



     LOANS

     The Plan does not have a loan provision for participants. Loans outstanding at October 31, 1993 are due from participants in the former Funk Savings Plan for Hourly Employees which was merged with the Plan on May 1, 1992. Those loans have maturities ranging from November 1993 through April 1997 and bear interest at rates ranging from 9.5 percent to
     11.25 percent per annum.  There are no loans in default.

     DISTRIBUTIONS

     All distributions under the Plan are lump-sum. Distributions are not permitted while the participants are employed by the Company unless a distribution is required to meet legal requirements. Participants who have terminated employment with the Company or retired may elect an immediate distribution or may defer this distribution up to age 70 1/2. The beneficiary of a participant who died may elect a deferred distribution payable not later than five years after the participant's death. Distributions from the Deere & Company Common Stock Fund may be in cash or whole shares and residual cash. Distributions from all of the other funds are in cash.

     HARDSHIP WITHDRAWALS

     Effective September 1, 1988, participants in the Plan, under Internal Revenue Service guidelines, may request hardship withdrawals for heavy and immediate financial needs which cannot be reasonably met from other resources of the participant.

     ADMINISTRATION

     The Company is Administrator of the Plan. Fidelity Management Trust Company (Fidelity), Boston, Massachusetts, is the Plan Trustee, Investment Manager and Recordkeeper. Prior to December 5, 1990, State Street Bank & Trust Company, Boston, Massachusetts, was the Plan Trustee and Hewitt Associates, Lincolnshire, Illinois, was the Recordkeeper.

(2)  AMENDMENTS

     Effective January 1, 1991, the Plan was adopted by John Deere Commercial Products, Inc. (Commercial Products), a subsidiary of the Company. On that date the Plan was amended to include the terms and provisions applicable to and for the benefit of only the eligible hourly paid employees of Commercial Products.

     As of January 1, 1991, the Plan was amended to increase the number of investment options to seven investment funds. Participants were permitted to invest their existing account balances and future wage deferrals in the Blended Interest Fund , the Fixed Interest Fund, the Deere & Company Common Stock Fund or in one or more of four Fidelity mutual funds described in Note (1).

     Participants were provided with a brochure, dated December 1, 1990, which outlined the benefits of the Plan, described the investment options, fund objectives and potential risks associated therewith, and detailed the procedures for making Plan transactions.

     Effective May 1, 1992, the Plan was amended to permit participation by eligible hourly employees of Funk Manufacturing Company (Funk), a subsidiary of the Company. Previously, Funk maintained the Funk Savings Plan which covered certain salaried and hourly employees. As of May 1, 1992, the Funk Savings Plan was split into two separate plans: (a) the Funk Savings Plan for Salaried Employees and (b) the Funk Savings Plan for Hourly Employees. Following adoption of the Plan by Funk and its approval for merger of the Funk Savings Plan for Hourly Employees with the Plan, the assets and liabilities of the hourly employees participating in the Funk Savings Plan for Hourly Employees were transferred into the Plan.

     As of January 1, 1993, the Plan was amended to allow participants to invest their contributions in two additional Fidelity mutual funds - the Fidelity Intermediate Bond Fund and the Fidelity Overseas Equity Fund.

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Plan's financial statements have been prepared on the accrual basis. Investments in the Deere & Company Common Stock Fund, the Fixed Interest Fund and the six Fidelity mutual funds are stated at market value. The fixed rate bank and insurance contracts and short-term investment funds are stated at cost which approximates market.

     Interest on bank and insurance contracts and short-term investment funds is accrued and credited to the funds at the end of each month. Dividends are accrued in the Deere & Company Common Stock Fund as of the record date and are reflected as an increase in the fund's net asset value on that day. They are not reported separately as dividends. Dividends in other funds are recorded on the day that they are declared (which is also the date of record) and are allocated to participants' accounts on that day. Earnings, including unrealized appreciation or depreciation in market value of investments, are allocated daily among participants based on the ratio of their respective account balances as of the close of the preceding day.

(4) INVESTMENTS

The cost and market value of the Plan's investments in thousands of dollars are summarized below:



                                                October 31, 1993               October 31, 1992               October 31, 1991
                                                ----------------               ----------------               ----------------

                                          Shares/                        Shares/                        Shares/
                                            Units      Cost    Market      Units      Cost    Market      Units      Cost    Market
                                            -----      ----    ------      -----      ----    ------      -----      ----    ------
Deere & Company
  common stock                            218,660   $10,735   $16,891    243,509   $12,132   $ 9,619    179,844   $ 8,662   $10,161
                                                   --------  --------             --------  --------             --------  --------
Fixed rate bank and
   insurance contracts with:

  Principal Mutual Life Insurance
  Company at 8.70%, Maturing 25%
  each year on July 1, 1989 through
  1992.                                                                                                     825       825       825

  Northwestern National Life
  Insurance Company at 8.81%,
  Maturing 50% each year on June 30,
  1990 and 1992                                                                                             675       675       675

  Northwestern National Life
  Insurance Company at 8.92%,
  Maturing 50% each year on
  September 30, 1990 and 1992                                                                               800       800       800

  Aetna Life Insurance Company
  at 9.01%, Maturing 33 1/3% each
  year on December 31, 1990 and
  1992 and January 3, 1994                    837       837       837      1,580     1,580     1,580      1,473     1,473     1,473



                                                October 31, 1993               October 31, 1992               October 31, 1991
                                                ----------------               ----------------               ----------------

                                          Shares/                        Shares/                        Shares/
                                            Units      Cost    Market      Units      Cost    Market      Units      Cost    Market
                                            -----      ----    ------      -----      ----    ------      -----      ----    ------
  Prudential Insurance Company of
  America, at 9.82%, Maturing
  33 1/3% each year on March 31,
  1991 through 1993                                                          657       657       657      1,216     1,216     1,216

  Confederation Life Insurance
  Company at 8.75%, Maturing
  July 6, 1994                                374       374       374        375       375       375        364       364       364

  Principal Mutual Life Insurance
  Company at 8.45%, Maturing
  33 1/3% each year on October 1,
  1991, 1993 and 1994                         630       630       630      1,196     1,196     1,196      1,120     1,120     1,120

  Metropolitan Life Insurance Company
  at 8.70%, Maturing 50% on March 31,
  1993 and 50% on September 30, 1993                                       1,814     1,814     1,814      1,695     1,695     1,695

  Metropolitan Life Insurance Company
  at 9.75%, Maturing 50% each year on
  June 30, 1994 and 1995                    2,189     2,189     2,189      2,051     2,051     2,051      1,899     1,899     1,899

  Metropolitan Life Insurance Company
  at 8.62%, Maturing 50% on September 30,
  1992, and 50% on March 31, 1994           1,179     1,179     1,179      1,116     1,116     1,116      2,088     2,088     2,088

  New York Life Insurance Company at
  9.22%, Maturing 33 1/3% each year on
  March 31, 1992 through 1994                 691       691       691      1,292     1,292     1,292      1,796     1,796     1,796

  Principal Mutual Life Insurance Company
  at 9.36%, Maturing 50% on September 30,
  1994 and 50% on March 31, 1995            3,735     3,735     3,735      3,513     3,513     3,513      3,264     3,264     3,264



                                                October 31, 1993               October 31, 1992               October 31, 1991
                                                ----------------               ----------------               ----------------

                                          Shares/                        Shares/                        Shares/
                                            Units      Cost    Market      Units      Cost    Market      Units      Cost    Market
                                            -----      ----    ------      -----      ----    ------      -----      ----    ------
  Aetna Life Insurnace Company at
  7.47%, Maturing 50% on February 1,
  1996 and 50% on April 1, 1996             3,409     3,409     3,409      3,145     3,145     3,145      2,900     2,900     2,900

  Aetna Life Insurance Company at
  8.80%, Maturing 50% on June 3,
  1996 and 50% on July 1, 1996              2,427     2,427     2,427      2,230     2,230     2,230      1,406     1,406     1,406

  Peoples Security Life at 8.60%,
  Maturing 50% on March 1, 1996 and
  50% on May 1, 1996                        1,818     1,818     1,818      1,674     1,674     1,674      1,541     1,541     1,541

  Sun Life of Canada at 8.70%,
  Maturing 50% on June 1, 1996 and
  50% on July 1, 1996                       3,074     3,074     3,074      2,828     2,828     2,828      2,602     2,602     2,602

  The Hartford Life Insurance Company
  at 8.45%, Maturing 50% on August 1,
  1995 and 50% on December 31, 1995         3,295     3,295     3,295      3,038     3,038     3,038      2,801     2,801     2,801

  Massachusetts Mutual Life Insurance
  Company at 9.02%, Maturing October 2,
  1995                                      3,355     3,355     3,355      3,165     3,165     3,165      2,950     2,950     2,950

  Lincoln National Life Insurance
  Company at 6.34%, Maturing 50% on
  March 1, 1997 and 50% on May1, 1997       4,308     4,308     4,308      4,050     4,050     4,050

  CIGNA at 7.72%, Open maturity             1,624     1,624     1,624      1,508     1,508     1,508

  Provident National Life Insurance
  Company at 7.10%, Maturing 50%
  on October 1, 1996 and 50% on
  November 1, 1996                          3,365     3,365     3,365      3,142     3,142     3,142



                                                October 31, 1993               October 31, 1992               October 31, 1991
                                                ----------------               ----------------               ----------------

                                          Shares/                        Shares/                        Shares/
                                            Units      Cost    Market      Units      Cost    Market      Units      Cost    Market
                                            -----      ----    ------      -----      ----    ------      -----      ----    ------

  Provident National Life Insurance
  Company at 7.68%, Maturing 50% on
  November 1, 1996 and 50% on April 1,
  1997                                      3,317     3,317     3,317      3,080     3,080     3,080

  Lincoln National Life Insurance
  Company at 6.17%, Maturing 50% on
  September 1, 1997 and 50% on
  December 31, 1997                         4,172     4,172     4,172

  Pacific Mutual Life Insurance
  Company at 5.67%, Maturing 50%
  on June 1, 1997 and 50% on
  October 31, 1997                          4,788     4,788     4,788

  Prudential Insurance Company of
  America at 5.26%, Maturing 50%
  on June 30, 1998 and 50% on
  September 30, 1998                        4,015     4,015     4,015
                                                   --------  --------             --------  --------             --------  --------

          Total                                      52,602    52,602               41,454    41,454               31,415    31,415
                                                   --------  --------             --------  --------             --------  --------

Fixed Interest Fund
  Zero coupon bond at 7.15%,
  Maturing February 15, 1994               14,162       166       173     15,508       168       182     15,508       155       168
                                                   --------  --------             --------  --------             --------  --------

Fidelity U. S. Equity
  Index Portfolio                         955,963    15,322    16,748    883,310    13,339    13,930    726,951     9,322    10,882
                                                   --------  --------             --------  --------             --------  --------

Fidelity Puritan Fund                     350,963     5,484     5,679    128,722     1,860     1,861     45,218       598       633
                                                   --------  --------             --------  --------             --------  --------

Fidelity Intermediate
  Bond Fund                                18,573       199       204
                                                   --------  --------             --------  --------             --------  --------

Fidelity Magellan Fund                    177,760    12,083    13,435     89,862     6,011     5,905     39,376     2,486     2,732
                                                   --------  --------             --------  --------             --------  --------



                                                October 31, 1993               October 31, 1992               October 31, 1991
                                                ----------------               ----------------               ----------------

                                          Shares/                        Shares/                        Shares/
                                            Units      Cost    Market      Units      Cost    Market      Units      Cost    Market
                                            -----      ----    ------      -----      ----    ------      -----      ----    ------
Fidelity Overseas
  Equity Fund                              82,046     2,015     2,228
                                                   --------  --------             --------  --------             --------  --------

Fidelity Retirement
  Money Market Portfolio                1,985,813     1,986     1,986  1,681,263     1,681     1,681    610,771       611        611
                                                   --------  --------             --------  --------             --------  --------

Fidelity U. S. Government
  Reserve Pool                          1,940,307     1,940     1,940  2,106,869     2,107     2,107    814,075       814        814
                                                   --------  --------             --------  --------             --------  --------

Loans to participants                                   164       164                  285       285
                                                   --------  --------             --------  --------             --------  --------

  Total investments                                $102,696  $112,050             $ 79,037  $ 77,024             $ 54,063  $ 57,416
                                                   --------  --------             --------  --------             --------  --------
                                                   --------  --------             --------  --------             --------  --------


The trustee maintains shares for the fixed rate bank and insurance contracts at one dollar per share. For report presentation, shares for fixed rate contracts have been rounded to thousands.

(5)  BENEFITS PAYABLE TO TERMINATED EMPLOYEES

     In 1993, the Company changed its method of accounting for benefits payable to terminated employees to conform with recently issued guidance for accounting and reporting for defined contribution plans as promulgated by the 1993 AICPA Audit and Accounting Guide - "Audits of Employee Benefit Plans." As a result $43,244, $166,255 and $154,755 as of October 31, 1991,
     October 31, 1992 and October 31, 1993, respectively, have been reclassified back into net assets available for benefits and presented in accordance with the aforementioned accounting guidance.

(6)  TAX STATUS

     The Internal Revenue Service has issued a determination letter indicating that the Plan, as adopted on February 1, 1987 and effective as of September 1, 1987, is qualified under the Internal Revenue Code. The Plan's management believes that the Plan is being operated in accordance with applicable rules and regulations and, thus, is exempt from federal income tax.

     Employees participating in the Plan are subject to federal income taxes on the balances in their accounts for the calendar year in which distributions are made by the Trustee.

                             SUPPLEMENTAL SCHEDULES

                      JOHN DEERE TAX DEFERRED SAVINGS PLAN
                     FOR HOURLY AND INCENTIVE PAID EMPLOYEES


ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT OCTOBER 31, 1993


                                                                   (000's Omitted)
                                                                   ---------------
                                                Shares/
                                                  Units           Cost         Market
                                                  -----           ----         ------
Deere & Company
  common stock                                  218,660        $10,735        $16,891
                                                             ---------      ---------
Fixed rate bank and
   insurance contracts with:

  Aetna Life Insurance Company
  at 9.01%, Maturing 33 1/3% each
  year on December 31, 1990 and
  1992 and January 3, 1994                          837            837            837

  Confederation Life Insurance
  Company at 8.75%, Maturing
  July 6, 1994                                      374            374            374

  Principal Mutual Life Insurance
  Company at 8.45%, Maturing
  33 1/3% each year on October 1,
  1991, 1993 and 1994                               630            630            630

  Metropolitan Life Insurance Company
  at 9.75%, Maturing 50% each year on
  June 30, 1994 and 1995                          2,189          2,189          2,189

  Metropolitan Life Insurance Company
  at 8.62%, Maturing 50% on September 30,
  1992, and 50% on March 31, 1994                 1,179          1,179          1,179

  New York Life Insurance Company at
  9.22%, Maturing 33 1/3% each year on
  March 31, 1992 through 1994                       691            691            691

  Principal Mutual Life Insurance Company
  at 9.36%, Maturing 50% on September 30,
  1994 and 50% on March 31, 1995                  3,735          3,735          3,735

  Aetna Life Insurnace Company at
  7.47%, Maturing 50% on February 1,
  1996 and 50% on April 1, 1996                   3,409          3,409          3,409


ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT OCTOBER 31, 1993


                                                                   (000's Omitted)
                                                                   ---------------
                                                Shares/
                                                  Units           Cost         Market
                                                  -----           ----         ------
  Aetna Life Insurance Company at
  8.80%, Maturing 50% on June 3,
  1996 and 50% on July 1, 1996                    2,427          2,427          2,427

  Peoples Security Life at 8.60%,
  Maturing 50% on March 1, 1996 and
  50% on May 1, 1996                              1,818          1,818          1,818

  Sun Life of Canada at 8.70%,
  Maturing 50% on June 1, 1996 and
  50% on July 1, 1996                             3,074          3,074          3,074

  The Hartford Life Insurance Company
  at 8.45%, Maturing 50% on August 1,
  1995 and 50% on December 31, 1995               3,295          3,295          3,295

  Massachusetts Mutual Life Insurance
  Company at 9.02%, Maturing October 2,
  1995                                            3,355          3,355          3,355

  Lincoln National Life Insurance
  Company at 6.34%, Maturing 50% on
  March 1, 1997 and 50% on May1, 1997             4,308          4,308          4,308

  CIGNA at 7.72%, Open maturity                   1,624          1,624          1,624

  Provident National Life Insurance
  Company at 7.10%, Maturing 50%
  on October 1, 1996 and 50% on
  November 1, 1996                                3,365          3,365          3,365

  Provident National Life Insurance
  Company at 7.68%, Maturing 50% on
  November 1, 1996 and 50% on April 1,
  1997                                            3,317          3,317          3,317

  Lincoln National Life Insurance
  Company at 6.17%, Maturing 50% on
  September 1, 1997 and 50% on
  December 31, 1997                               4,172          4,172          4,172



ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT OCTOBER 31, 1993


                                                                   (000's Omitted)
                                                                   ---------------
                                                Shares/
                                                  Units           Cost         Market
                                                  -----           ----         ------

  Pacific Mutual Life Insurance
  Company at 5.67%, Maturing 50%
  on June 1, 1997 and 50% on
  October 31, 1997                                4,788          4,788          4,788

  Prudential Insurance Company of
  America at 5.26%, Maturing 50%
  on June 30, 1998 and 50% on
  September 30, 1998                              4,015          4,015          4,015
                                                             ---------      ---------

  Total                                                         52,602         52,602
                                                             ---------      ---------

Fixed Interest Fund
  Zero coupon bond at 7.15%,
  Maturing February 15, 1994                     14,162            166            173
                                                             ---------      ---------

Fidelity U. S. Equity
  Index Portfolio                               955,963         15,322         16,748
                                                             ---------      ---------

Fidelity Puritan Fund                           350,963          5,484          5,679
                                                             ---------      ---------

Fidelity Intermediate
  Bond Fund                                      18,573            199            204
                                                             ---------      ---------

Fidelity Magellan Fund                          177,760         12,083         13,435
                                                             ---------      ---------

Fidelity Overseas
  Equity Fund                                    82,046          2,015          2,228
                                                             ---------      ---------

Fidelity Retirement
  Money Market Portfolio                      1,985,813          1,986          1,986
                                                             ---------      ---------

Fidelity U. S. Government
  Reserve Pool                                1,940,307          1,940          1,940
                                                             ---------      ---------

Loans to participants                                              164            164
                                                             ---------      ---------
  Total investments                                           $102,696       $112,050
                                                             ---------      ---------
                                                             ---------      ---------


The trustee maintains shares for the fixed rate bank and insurance contracts at one dollar per share. For report presentation, shares for fixed rate contracts have been rounded to thousands.

  JOHN DEERE TAX DEFERRED SAVINGS PLAN FOR HOURLY AND INCENTIVE PAID EMPLOYEES


ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS FOR THE YEAR ENDED
           OCTOBER 31, 1993



      TRANSACTION BY FUND                  TOTAL              TOTAL                              NUMBER OF
        OR CARRIER                       PURCHASES            SALES              PERCENT        TRANSACTIONS

  BLENDED INTEREST FUND                 $22,989,792        $11,942,945             45.3              557

  DEERE & COMPANY STOCK FUND              7,739,778          9,988,917             23.0              522

  PURITAN                                 4,339,497            790,704              6.7              369

  MAGELLAN                                8,436,167          2,401,101             14.0              436

  U. S.  EQUITY INDEX                     4,369,673          3,179,077              9.8              460


There have been no transactions with the same person involving property other than securities and no transactions with respect to securities with a person.